Exhibit 11

February 27, 2009

Thrivent Mutual Funds

625 Fourth Avenue South,

Minneapolis, Minnesota 55415

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form N-14 (the “Registration Statement”) filed by Thrivent Mutual Funds (the “Trust”) on February 27, 2009, under the Securities Act of 1933, as amended (the “Act”), relating to the proposed acquisition by the Thrivent Large Cap Growth Fund, a series of the Trust (the “Acquiring Fund”), of all the assets and certain liabilities of the Thrivent Technology Fund, also a series of the Trust (the “Target Fund”), and the issuance of shares of beneficial interest of the Acquiring Fund in connection therewith (the “Shares”) pursuant to that certain Agreement and Plan of Reorganization, dated February 27, 2009, by the Trust, on behalf of the Acquiring Fund and the Target Fund (the “Agreement and Plan of Reorganization”).

In furnishing this opinion, we have examined originals or copies of such documents as we consider necessary, including: (a) the Registration Statement; (b) the Trust’s declaration of trust and the amendments thereto (the “Declaration of Trust”) on file in the office of the Secretary of the Commonwealth of Massachusetts; (c) a copy of the Trust’s Bylaws; (d) records of actions of the Trust’s board of trustees; (e) the Agreement and Plan of Reorganization; and (f) such other documents and certificates as to matters of fact and such matters of law as we have deemed relevant to the opinions expressed herein. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For purposes of rendering the this opinion, we have assumed that: (a) the Registration Statement becomes and remains effective; (b) the Prospectus and Statement of Additional Information, which form a part of the Registration Statement, and your Prospectus delivery procedures fulfill all the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, throughout all periods relevant to this opinion; (c) the issuance of Shares of the Acquiring Fund registered by means of the Registration Statement is conducted in a manner complying with the terms of the Registration Statement and is made in compliance with the securities laws of the states having jurisdiction thereof; and (d) all Shares will be issued for consideration based upon their net asset value on the date of issuance and all consideration for such Shares will actually be received by the Trust.

Thrivent Mutual Funds

February 27, 2009

We have also assumed for the purpose of this opinion that the Agreement and Plan of Reorganization has been duly authorized, executed and delivered by each party thereto and constitutes a legal, valid and binding obligation of the Trust, on behalf of the Acquiring Fund and Target Fund.

Based upon, and subject to, the foregoing and the qualifications set forth below, we are of the opinion that the Shares of beneficial interest of the Acquiring Fund have been validly authorized, and when thereafter issued in exchange for the assets of the Target Fund in accordance with the terms of the Agreement and Plan of Reorganization and the Registration Statement, such Shares will be validly issued, fully paid and non-assessable by the Trust.

We note that the Trust is an entity of the type commonly known as a “Massachusetts business trust”. Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. The Declaration of Trust, however, provides for indemnification out of the property of the Trust for all loss and expense of any shareholder held personally liable solely by reason of his or her being or having been a shareholder of the Trust.

We are giving this opinion letter only as attorneys licensed to practice law in the State of Wisconsin. Our opinion above is limited to the federal law of the United States of America and Massachusetts business trust law, which is based solely upon our examination of Massachusetts statutes that we have deemed relevant for the purpose of this opinion. We express no opinion herein as to the effect of any other laws, rules or regulations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the categories of persons whose consent is required by Section 7 of such Act.

Very truly yours,

QUARLES & BRADY LLP